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                                   EXHIBIT 5
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                          KEATING, MUETHING & KLEKAMP
                              1800 PROVIDENT TOWER
                             ONE EAST FOURTH STREET
                            CINCINNATI, OHIO  45202
                                 (513) 579-6400

                           FACSIMILE  (513) 579-6957



                                January 17, 1995



Direct Dial:  (513) 579-6411




Citicasters, Inc.
One East Fourth Street
Cincinnati, Ohio  45202

Gentlemen:

         We serve as your general counsel and are familiar with your Articles of Incorporation, Bylaws and corporate proceedings generally. We have reviewed the corporate records as to the establishment of your 1993 Stock Option Plan which calls for the issuance of shares of Common Stock to employees of the Company upon their exercise of options granted to them, and your 1994 Directors' Stock Option Plan which calls for the issuance of shares of Common Stock to directors who are not employees of the Company upon their exercise of options granted to them. Based solely upon such examination and considerations, we are of the opinion:

         1. That Citicasters, Inc. is a duly organized and validly existing corporation under the laws of Florida; and

         2. That the Corporation has taken all necessary and required corporate actions in connection with the proposed issuance of up to 800,000 shares of Common Stock pursuant to the 1993 Stock Option Plan and 200,000 shares of Common Stock pursuant to the 1994 Directors' Stock Option Plan and the Common Stock, when issued and delivered, will be validly issued, fully paid and non-assessable shares of Common Stock of the Corporation free of any claim of pre- emptive rights.

         We hereby consent to be named in the Registration Statement and the Prospectus part thereof as the attorneys who have passed
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Citicasters, Inc.
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January 17, 1995


upon legal matters in connection with the issuance of the aforesaid Common Stock and to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        KEATING, MUETHING & KLEKAMP


                                        BY:  /s/Gary P. Kreider
                                             ------------------------
                                             Gary P. Kreider

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